CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I,  Donald F.  Crumrine,  Director,  Chairman  of the Board and Chief  Executive
Officer  of  Flaherty  &  Crumrine  Preferred  Income   Fund   Incorporated (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 18, 2005                        /S/ DONALD F. CRUMRINE
     --------------------          ---------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of the
                                   Board and Chief Executive Officer
                                   (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer, Vice President and Secretary of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 18, 2005                           /S/ R. ERIC CHADWICK
     ---------------------            ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer, Vice President and Secretary
                                      (principal financial officer)